December 28, 2007

1st United Bancorp, Inc.
One North Federal Highway
Boca Raton, Florida 33432

Re:	1st United Bancorp, Inc. — Registration Statement on Form S-4 filed on November 19, 2007, as amended on December 28, 2007

Ladies and Gentlemen:

We have acted as counsel to 1st United Bancorp, Inc., a Florida corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 filed with the Commission on November 19, 2007, and amendment no. 1 to such registration statement filed with the Commission on December 28, 2007 (collectively, the “Registration Statement”), relating to the registration by the Registrant of up to an aggregate of 2,613,624 shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”). The Shares are to be issued by the Registrant pursuant to the Agreement and Plan of Merger, dated as of October 1, 2007, as amended on December 19, 2007, between the Registrant, 1st United Bank, Equitable Financial Group, Inc. and Equitable Bank (the “Merger Agreement”).

          We are members of the Bar of the State of Florida and do not herein express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Florida, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act. This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of The Florida Bar, as amended and supplemented (the “Report”). The Report is incorporated by reference into this opinion letter.

          In rendering the following opinions, we have relied, as to factual matters that affect our opinions, solely on the examination of originals or copies, certified or otherwise identified to our satisfaction of the following documents (collectively, the “Documents”) and have made no independent verification of facts asserted to be true and correct in those Documents:

(A)	An Officer’s Certificate furnished to us by John Marino, President of the Registrant, dated as of the date of this opinion letter (the “Officer’s Certificate”);

(B)	A copy of the Registrant’s Restated Articles of Incorporation, as amended to date, as filed with the Florida Department of State (“Articles of Incorporation”);

Gunster, Yoakley & Stewart, P.A.
Phillips Point, Suite 500 East, 777 South Flagler Drive • West Palm Beach, FL 33401-6194 • 561-655-1980 • Fax: 561-655-5677 • www.gunster.com

FORT LAUDERDALE • MIAMI • PALM BEACH • STUART • VERO BEACH • WEST PALM BEACH

1st United Bancorp, Inc.
December 28, 2007

(C)	A copy of the Registrant’s Bylaws, as amended to date (“Bylaws”);

(D)	The Merger Agreement;

(E)

A written consent of the Registrant’s Board of Directors (the “Board”) dated as of October 1, 2007, authorizing and approving the issuance of the Registrant’s common stock under the Merger Agreement; and

(F)	A form of the Registrant’s common stock certificate.

          We have made no investigation or review of any matters relating to the Registrant or any other person other than as expressly listed herein.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth in the Report and this opinion letter, we are of the opinion that when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) an appropriate Prospectus, as finally amended, with respect to the applicable Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, (iii) the merger is completed in accordance with the Merger Agreement and (iv) the applicable Shares have been issued and paid for in accordance with the terms and conditions set forth in the Registration Statement, or any post-effective amendment thereto, and the Prospectus or any supplement or amendment relating thereto, the Shares will be validly issued, and fully paid and nonassessable.

          This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

          The opinion set forth in this opinion letter is limited to matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

Respectfully submitted,

GUNSTER, YOAKLEY & STEWART, P.A.

By:	/s/ Michael V. Mitrione

Michael V. Mitrione, Vice President

MVM/MB/RHA

Gunster, Yoakley & Stewart, P.A.
ATTORNEYS AT LAW